As filed with the Securities and Exchange Commission on November 15, 1999
   -------------------------------------------------------------------------
                                                  Registration No. 333-89149
                                                  --------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549


                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         COOPER TIRE & RUBBER COMPANY
            (Exact Name of Registrant as Specified in Its Charter)


       Delaware                                          34-4297750
(State of Incorporation)                      (I.R.S. Employer Identification
                                               Number)

Lima & Western Avenues    Stan C. Kaiman, Secretary   Copy of Service to:
Findlay, Ohio 45840       Cooper Tire & Rubber        Paul W. Theiss
(419) 423-1321            Company                     Mayer, Brown & Platt
(Address, Including       Lima & Western Avenues      190 South LaSalle Street
(Zip Code, and            Findlay, Ohio 45840         Chicago, Illinois  60603
Telephone Number,         (419) 423-1321
Including Area Code,      (Name, Address, Including
of Registrant's           Including Zip Code, and
Principal Executive       Telephone Number,
Offices)                  Including Area Code, of
                          Agent for Service)


      Appproximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ( )

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ( X )

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ( )

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ( )

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ( )

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                            SUBJECT TO COMPLETION
               PRELIMINARY PROSPECTUS DATED NOVEMBER 15, 1999

                                 PROSPECTUS
                               $1,200,000,000


                         COOPER TIRE & RUBBER COMPANY

                               Debt Securities
                               Preferred Stock
                              Depositary Shares
                                Common Stock
                                  Warrants


     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

     We may offer any of the following securities from time to time:

     -  debt securities;

     -  preferred stock;

     - fractional interests in preferred stock represented by depositary shares;

     -  common stock; and

     -  warrants to purchase debt securities, common stock or preferred stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this Prospectus is November   , 1999

                               TABLE OF CONTENTS

                                  Prospectus

                                                                       Page
                                                                       ----

About This Prospectus                                                    4
Where You Can Find More Information                                      4
Forward-Looking Statements                                               5
Cooper Tire & Rubber Company                                             6
Ratios of Earnings to Fixed Charges and Earnings to Combined
  Fixed Charges and Preferred Stock Dividends                            7
Use of Proceeds                                                          7
Description of Debt Securities                                           7
Description of Common Stock                                             15
Description of Preferred Stock                                          15
Description of Depositary Shares                                        18
Description of Warrants                                                 20
Plan of Distribution                                                    22
Experts                                                                 23
Legal Matters                                                           23

                            ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

      Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we," "us," "our" or similar references mean Cooper Tire & Rubber Company and its subsidiaries.


                     WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Web site at "http://www.sec.gov."

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities covered by this prospectus:

      - Our Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 1998;

      - Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999;

      - Our Current Report on Form 8-K, dated July 27, 1999, and filed with the SEC on July 30, 1999;

      - Our Current Report on Form 8-K, dated October 27, 1999, and filed with the SEC on November 5, 1999;

      - The proxy statement/prospectus of The Standard Products Company ("Standard") and us, dated September 14, 1999, filed as part of Amendment No. 1 to our Form S-4 Registration Statement on September 14, 1999;

      - The description of our preferred stock purchase rights contained in our registration statement on Form 8-A, including any amendments for the purpose of updating that description; and

      - The description of our common stock contained in our registration statement filed under Section 12 of the Securities Exchange Act, including any amendment or report for the purpose of updating that description.

      We also incorporate by reference the documents listed below, which Standard has filed with the SEC:

      - Standard's Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

      - Standard's Current Report on Form 8-K, dated July 27, 1999, and filed with the SEC on August 3, 1999; and

      - Standard's Current Report on Form 8-K, dated October 19, 1999, and filed with the SEC on October 22, 1999.

      You may request a copy of these filings (other than any exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus) at no cost, by writing or telephoning us at the following address:

                         Cooper Tire & Rubber Company
                            Lima & Western Avenues
                             Findlay, Ohio 45840
                           Telephone: (419) 423-1321
                             Attention: Secretary

      This prospectus is part of a registration statement we filed with the SEC. We have incorporated some exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.


                          FORWARD-LOOKING STATEMENTS

      This prospectus and the information incorporated by reference contain forward-looking statements which involve uncertainty and risk. It is possible our future performance may differ from expectations due to a variety of factors including, but not limited to:

      -  changes in economic conditions in the world;

      -  increased competitive activity;

      -  achieving sales levels to fulfill revenue expectations;

      -  consolidation among our competitors and customers;

      -  technology advancements;

      -  unexpected costs and charges;

      -  fluctuations in raw material and energy prices;

      -  changes in interest and foreign exchange rates;

      -  regulatory and other approvals;

      -  the cyclical nature of the automotive industry;


<continued>

      - risks associated with integrating Standard's operations and the possible failure to achieve synergies or savings anticipated in the merger; and

      -  other unanticipated events and conditions.

      It is not possible to foresee or identify all of these factors. Any forward-looking statements in this prospectus and the information incorporated by reference are based on assumptions and analysis made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Prospective investors are cautioned that any forward-looking statement is not a guarantee of future performance, and actual results may differ materially from those we project. We make no commitment to update any forward-looking statement included in this prospectus or the information incorporated by reference, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.


                         COOPER TIRE & RUBBER COMPANY

                                 Our Business

      We specialize in the manufacture and marketing of rubber products. Our business is managed as two operating groups-Cooper Tire and Cooper-Standard Automotive. The Cooper Tire group manufacturers and markets automobile, truck and motorcycle tires and inner tubes to the replacement market, and supplies equipment and materials to the truck tire retreading industry. We have produced tires for nearly 85 years and are the world's seventh largest tire manufacturer. We manufacture and market seven proprietary brands: Cooper, Avon, Mastercraft, Starfire, Roadmaster, Dean and Dominator. These proprietary brands are sold in the domestic and international replacement tire market to independent tire dealers, wholesale tire distributors and large retail chains. In addition, Cooper Tire manufactures private-label tires for several companies.

      The Cooper-Standard Automotive group manufactures and markets active and passive vibration control systems, sealing systems, exterior trim products, and hoses and hose assemblies to the global automotive original equipment market. Cooper-Standard Automotive serves these markets through manufacturing operations in nine countries around the world. We have manufactured rubber products for the automotive industry since 1938, and became one of the world's largest suppliers of both automotive sealing and vibration control systems through our acquisition of The Standard Products Company, which we completed on October 27, 1999 (see below). This group also manufacturers sealing products for the appliance and construction industries through Standard's Holm Industries subsidiary.

      On January 4, 1999, we completed the acquisition of Louisville, Kentucky-based Dean Tire & Rubber Company. Dean Tire had been a private brand supplier of a full line of passenger, light truck and medium radial truck tires to independent dealers in North America for 75 years. We had been the sole supplier to Dean Tire since 1966. The expenditure for this acquisition was not material to our financial position or results of operations.

      On February 11, 1999, we announced the formation of a strategic alliance with the Pirelli Group of Milan, Italy, the world's sixth largest tire producer. Under the strategic alliance, we manage the sale and distribution of all Pirelli passenger car and light truck tires in the North American replacement markets. We also assist Pirelli with operations at its Hanford, California tire plant. The strategic alliance also covers future plans for Pirelli to distribute our products in the South American market. This transaction enables us to offer replacement tires through all major distribution channels and with a full product line.

      On July 27, 1999 we announced that we signed a definitive merger agreement to acquire Standard. On October 27, 1999, we completed this transaction, and Standard became a wholly owned subsidiary of ours. Each outstanding share of Standard common stock was converted into the right to receive $36.50 in cash. The total purchase price was approximately $584.0 million. In addition, we retired approximately $195.0 million of Standard's outstanding indebtedness and assumed approximately $75.0 million of Standard's outstanding indebtedness.

      We were incorporated in Delaware in 1930, and our executive offices are located at Lima & Western Avenues, Findlay, Ohio 45840. Our telephone number is (419) 423-1321. Our common stock is listed on the New York Stock Exchange under the symbol "CTB."


             RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
             COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

      Our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods indicated are set forth in the table below. For the purpose of computing these ratios, "earnings" consist of consolidated income before income taxes, adjusted for the portion of fixed charges deducted from such earnings. "Fixed charges" consist of interest on all indebtedness (including capital lease obligations) and amortization of debt expense, capitalized interest and the portion of interest expense on operating leases deemed representative of the interest factor.

                                                                   Nine Months
                                                                     Ended
                                     Year Ended December 31       September 30
                               --------------------------------   ------------
                               1994   1995   1996   1997   1998   1998    1999
                               ----   ----   ----   ----   ----   ----    ----
Ratio of earnings to fixed
charges                        35.9   32.5   21.0   10.2   10.0    9.3    11.2
Ratio of earnings to combined
fixed charges and preferred
stock dividends                35.9   32.5   21.0   10.2   10.0    9.3    11.2

                               USE OF PROCEEDS

      Except as otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of these securities to reduce indebtedness incurred for the purchase price of the Standard Products merger and otherwise as we require from time to time, including for other acquisitions, working capital, repayment of existing indebtedness and for other general corporate purposes. Until we use net proceeds for those purposes, we may invest them in A1 and P1 commercial paper, U.S. treasury securities and certificates of deposit.


                        DESCRIPTION OF DEBT SECURITIES

      This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of debt securities being offered. The debt securities will be issued under an indenture between us and The Chase Manhattan Bank, as Trustee, dated as of March 17, 1997.

      We have summarized the material terms of the indenture below. We have filed the indenture as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture for the provisions that are important to you.

                     Principal terms of the debt securities

      The debt securities will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness. The indenture does not limit the amount of other indebtedness or securities which we may issue, except for limitations on our ability to incur secured indebtedness that are described below. Unless otherwise provided in a prospectus supplement, the indenture does not contain any provisions that would protect holders of debt securities if we engage in a highly leveraged transaction, if there is a change in the credit rating of the debt securities or another similar occurrence.

      A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that series of debt securities. These terms will include some or all of the following:

      -  their title;

      -  any limit on their total principal amount;

      - the percentage of their principal amount at which they will be issued;

      -  the date on which they will mature;

      - if they bear interest, the interest rate or the method by which the interest rate will be determined;

      - the times at which any interest will be payable or the manner of determining the interest payment dates;

      -  the place where the principal and any interest will be payable;

      -  any optional redemption periods and the redemption price;

      - the portion of their principal amount which will be payable if their maturity is accelerated;

      -  any sinking fund requirements;

      -  whether they will be issued in registered or bearer form or both;

      -  any special U.S. Federal income tax considerations;

      -  their currency or currency unit;

      - whether they will be convertible into other debt or equity securities;

      - whether they will be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global securities;

      -  any information about warrants to purchase them; and

      -  any other specific terms not inconsistent with the indenture.

      The debt securities may provide that less than their entire principal amount will be paid if the maturity of the debt securities is accelerated, that they will bear no interest or that they will bear interest at a rate that at the time of the issuance of the debt securities is below market rates. All of these types of debt securities are referred to as "original issue discount securities." Special U. S. Federal income tax, accounting and other considerations apply to original issue discount securities and will be described in any prospectus supplement relating to original issue discount securities.

              Denominations, registration, transfer and payment

      Unless otherwise provided in a prospectus supplement, we will issue the debt securities in registered form without coupons or in the form of one or more global securities, as described below under "Global Securities." Unless otherwise provided in a prospectus supplement, we will issue registered securities denominated in U.S. dollars only in denominations of $1,000 or any integral multiple of $1,000. We will issue global securities in a denomination equal to the total principal amount of outstanding debt securities of the series represented by the global security. We will describe the denomination of debt securities denominated in a foreign or composite currency in a prospectus supplement.

      You may present registered securities for registration or transfer at the office of the registrar or at the office of any transfer agent designated by us. We have initially appointed the trustee as registrar. Although we do not charge a fee for transfers or exchanges of debt securities, we may require you to pay any tax or government-imposed charge on a transfer or exchange of debt securities.

      Unless otherwise provided in a prospectus supplement, we will pay principal and any interest on registered securities by check mailed to the address of each holder as it appears in the register. We will pay interest to the person in whose name the debt security is registered at the close of business on the day or days specified by us. The trustee's principal office in the City of New York will initially be designated as our sole paying agent for payments on registered securities.

                              Global securities

      The debt securities of a series may be represented by one or more global certificates. A global certificate representing debt securities will be deposited with, or on behalf of, The Depository Trust Company or a successor depository appointed by us and registered in the name of the depository or its nominee. The information relating to DTC below was provided to us by DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Purchases of debt securities represented by global certificates under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each beneficial owner or actual purchaser of each debt security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

      The laws of some states require that purchasers of securities take physical delivery of the securities in definitive form. Such laws may impair a holder's ability to transfer beneficial interests in debt securities represented by global certificates.

      So long as the depository for debt securities represented by global certificates, or its nominee, is the registered owner of the global certificates, the depository or its nominee, as the case may be, will be considered the sole owner or holder of those securities represented by the global certificates for all purposes under the indenture. Except as provided below, beneficial owners of debt securities represented by global certificates will not be entitled to have debt securities represented by the global certificates registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

      To facilitate subsequent transfers of ownership, all debt securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote with respect to debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date and who are identified in a listing attached to the omnibus proxy.

      Payments of amounts due on debt securities represented by the global certificates registered in the name of the depository or its nominee will be made by us through the trustee under the indenture or a paying agent, which may also be the trustee under the indenture, to the depository or its nominee, as the case may be, as the registered owner of the debt securities represented by the global certificates. None of us, the trustee or the paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in debt securities represented by global certificates or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      Principal and interest payments on the securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or our paying agent, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not DTC, any paying agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of us or our paying agent, disbursement of those payments to direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of direct and indirect participants.

      DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or our paying agent. Under those circumstances, if a successor securities depository is not obtained, security certificates are required to be printed and delivered.

      We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered.

                             Limitations on liens

      We have agreed not to, and not to permit any Restricted Subsidiary (as defined below) to, incur a lien to secure indebtedness for borrowed money on a Principal Property (as defined below) or on any shares of stock or indebtedness of a Restricted Subsidiary without equally and ratably securing the debt securities unless:

      (1) the lien existed on March 17, 1997 or at the time the Restricted Subsidiary became a Restricted Subsidiary;

      (2) the lien existed at the time we or a Restricted Subsidiary acquired the Principal Property or the stock or indebtedness;

      (3) the lien secures indebtedness incurred to finance all or some of the purchase price of the Principal Property or the stock or indebtedness;

      (4) the lien secures indebtedness incurred to finance development, operation, construction, alteration, repair or improvement costs;

      (5) the lien secures indebtedness of a Restricted Subsidiary owing to us or another Restricted Subsidiary;

      (6) the lien was incurred in connection with government contracts, including an assignment of money due or to come due under those contracts;

      (7) the lien arose in connection with legal proceedings or in the ordinary course of business and not in connection with borrowing money;

      (8) the lien secures tax-exempt obligations issued by a domestic governmental entity to finance the cost of acquiring or constructing the pledged property;

      (9) the lien extends, renews or replaces in whole or in part a permitted lien; or

      (10) our total indebtedness secured by liens on Principal Properties plus all of our and our Restricted Subsidiaries' Attributable Debt for sale and leaseback transactions entered into after March 17, 1997 does not exceed 10% of our consolidated net tangible net assets.

      Any indebtedness secured by a permitted lien is excluded in determining our total secured indebtedness.

      A Restricted Subsidiary is a subsidiary:

      (1) substantially all of the property of which is located in the continental United States;

      (2) which owns or leases a Principal Property, defined as an important manufacturing plant or other facility located in the continental United States and not financed by tax-exempt industrial development bonds; and

      (3) in which our direct or indirect investment exceeds 1% of our total consolidated assets.

      Attributable Debt means:

      (1) the greater of the fair value of the real property subject to a sale and leaseback transaction or the net proceeds to the lender or investor from selling that real property; multiplied by

      (2) the unexpired initial term of the lease of that real property divided by the full initial term of that lease.

                Limitations on sale and leaseback transactions

      We have agreed not to, and not to permit any Restricted Subsidiary to, enter into a sale and leaseback transaction covering any Principal Property unless:

      (1)  the lease has a term, including renewals, of three years or less;

      (2) we or the Restricted Subsidiary could create a lien on the Principal Property to secure indebtedness at least equal in amount to the Attributable Debt for the lease; or

      (3) within 120 days after the transaction, we retire indebtedness which has a remaining maturity of more than one year or which is extendible for more than one year in an amount equal to the greater of the net proceeds of the sale or the fair market value of the Principal Property.

                        Merger, consolidation or sale

      We may merge or consolidate with or into another corporation, or transfer all or substantially all of our properties and assets to another person without the consent of the holders of any of the debt securities outstanding, if:

      (1) either we are the surviving corporation or the surviving corporation assumes all of our obligations under the debt securities and the indenture; and

      (2)  immediately after the transaction no default exists.

                              Events of default

      When we use the term "event of default" in the indenture, here are examples of what we mean:

      -  we fail to pay the principal on any debt security when due;

      -  we fail for 30 days to pay interest when due on any debt security;

      - we fail to comply with any other covenant in the debt securities and this failure continues for 60 days after we receive written notice of it;

      - we fail to pay the principal when due of any of our other indebtedness exceeding $10,000,000; or

      - specified events occur relating to our bankruptcy, insolvency or reorganization.

      The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. You should refer to the prospectus supplement for the events of default relating to a particular series of debt securities. Except as described above, a default under our other indebtedness will not be a default under the indenture and a default under one series of debt securities will not necessarily be a default under another series.

      If an event of default for debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the debt securities of that series outstanding may require us to immediately repay all of the principal and interest due on the debt securities of that series. If the debt securities are original issue discount securities or indexed securities, then the amount that will become due and payable on acceleration will be the portion of the principal amount of the debt securities that may be specified in their terms. The holders of a majority in principal amount of all of the debt securities of that series may rescind this accelerated payment requirement, if the rescission would not conflict with any judgment or decree by a court and if all existing events of default have been cured or waived. The trustee is required to give notice to the holders of debt securities within 90 days of a default under the indenture, except that the trustee may withhold notice to the holders of any series of debt securities, except for a payment default, if the trustee considers the withholding to be in the interests of the holders.

      The indenture provides that the holders of the debt securities of any series are not permitted to institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy under the indenture unless the trustee fails to act for a period of 60 days after it has received a written request from the holders of at least 25% in principal amount of the outstanding debt securities of the series, as well as an offer to the trustee of reasonable indemnity against any costs or liabilities it may incur. This provision will not prevent, however, any holder of debt securities from instituting suit to enforce payment on the debt securities on or after their due dates.

      Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities, unless the holders have offered the trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction which is in
<continued>
conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the series not joining in giving that direction.

      Within 120 days after the end of each year, we must deliver a certificate to the trustee, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the indenture.

      We will provide holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register.

      The holders of a majority in principal amount of the debt securities may generally waive an existing default and its consequences, except a default in paying principal or interest.

                        Modification of the indenture

      The indenture may be amended without the consent of any holder of debt securities:

      -  to secure the debt securities;

      -  to permit a successor to assume our obligations under the indenture;

      -  to add to our covenants and events of default;

      -  to cure any ambiguity, defect or inconsistency;

      -  to establish the form or terms of any series of debt securities; and

      -  to provide for a successor trustee.

      The indenture may be amended with the written consent of the holders of at least a majority in principal amount of the debt securities of the series affected by the amendment. Holders of at least a majority in principal amount of the debt securities may waive our compliance with any provision of the indenture or the debt securities by giving notice to the trustee.

      However, no amendment or waiver which

      - reduces the principal of or extends the fixed maturity of any debt security;

      - reduces the rate of or extends the time for payment of interest on any debt security;

      -  reduces the amount payable on redemption of any debt security;

      - impairs the right of any holder of debt securities to sue for payment;

      - impairs any right of repayment at the option of the holders of debt securities;

      - reduces the amount of debt securities whose holders must consent to an amendment or waiver; or

      - waives a default in the payment of the principal or any premium or interest on any debt security;

will be effective against any holder without the holder's consent. The trustee may call a meeting in its discretion or upon request by us or the holders of at least 10% of the principal amount of the debt securities outstanding of that series by giving notice to the holders.

                           Defeasance and discharge

      When we use the term "defeasance," we mean discharge from all of our obligations under the indenture. Unless otherwise provided in a prospectus supplement, we may deposit with the trustee sufficient money or government securities to pay principal and any interest on the debt securities to redemption or maturity. If our obligations on all the debt securities of a series are defeased, the trustee, at our request, will release its rights and interests in any security we have issued. We are required to furnish an opinion of counsel to the effect that the proposed deposit and defeasance will not have any effect on the holders for U.S. Federal income tax purposes.

      Unless otherwise provided in a prospectus supplement, we may also elect "covenant defeasance," by which we mean discharge from some of the covenants and restrictions which apply to us under the indenture. We would still have to deposit with the trustee sufficient money or government securities to pay principal and any interest on the debt securities to redemption or maturity. We would also have to furnish an opinion of counsel to the effect that the proposed deposit and covenant defeasance will not have any effect on the holders for U.S. Federal income tax purposes.


                         DESCRIPTION OF COMMON STOCK

      Our certificate of incorporation authorizes us to issue 300,000,000 shares of common stock, par value $1.00 per share. As of November 11, 1999, there were 75,847,962 shares of common stock outstanding.

      We have provided a brief summary of the general terms of the common stock below. Our restated certificate of incorporation has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the restated certificate of incorporation for the provisions that are important to you.

      Our common stockholders may receive dividends of cash, securities or property if our Board of Directors declares these dividends. Dividends on our common stock are also subject to any preferred stockholders' rights to receive dividends. In general, our common stockholders are entitled to one vote per share on all matters which require a vote of the common stockholders. If we voluntarily or involuntarily liquidate, or dissolve or wind up our business, any preferred stockholders would be paid first, then our common stockholders would share equally, depending on the number of shares of common stock they hold, in our remaining assets available for distribution. We cannot redeem our common stock, and our common stockholders do not have subscription, conversion or preemptive rights. On May 27, 1988, preferred share purchase rights were declared as a distribution on all of our shares of common stock outstanding as of June 6, 1988, and on each share of common stock issued after that date. Any share of common stock issued pursuant to this registration statement will have a preferred stock purchase right attached to it. The preferred stock purchase rights are described in the amended and restated rights agreement, dated as of May 11, 1998, which we have incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC.

      The transfer agent and registrar for our common stock is Fifth Third
Bank.
                        DESCRIPTION OF PREFERRED STOCK

      This prospectus describes the general terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock being offered. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock, and is also subject to our restated certificate of incorporation.

      We have summarized the material portions of the certificate of designations below. The certificate of designations will be filed with the SEC in connection with an offering of preferred stock. You should read our certificate of incorporation and the certificate of designations for the provisions that are important to you.

      Our certificate of incorporation authorizes us to issue 5,000,000 shares of preferred stock, par value $1.00 per share. Our Board is authorized to designate any series of preferred stock and the powers, preferences and rights of that series of preferred stock without further shareholder action. As of the date of this prospectus, no shares of our preferred stock are outstanding.

      Our Board is authorized to determine or fix the following terms for each series of preferred stock, which will be described in a prospectus supplement:

      -  the number of shares and their designation;

      -  dividend rights;

      - whether the shares will be redeemable and the terms of the redemption;

      -  whether and upon what terms the shares will have a sinking fund;

      - whether the shares will be convertible into or exchangeable for any other securities and the terms of the conversion or exchange;

      -  the holders' voting rights, if any;

      -  any restrictions on our ability to issue additional preferred stock;

      - the rights of the holders upon our dissolution, or upon the distribution of our assets; and

      - any other preferences, rights, qualifications, limitations or restrictions;

      If we purchase, redeem or convert shares of preferred stock, we will retire and cancel them and restore them to the status of authorized but unissued shares of preferred stock. These shares will not be part of any particular series of preferred stock and we may reissue them.

      When we issue shares of preferred stock, they will be fully paid and nonassessable. Unless the prospectus supplement provides otherwise:

      - each series of preferred stock will rank equally in all respects with each other outstanding series of preferred stock;

      - the preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future; and

      - even if there are any sinking fund installments due on a particular series of preferred stock, we will not be restricted from purchasing, redeeming or converting shares of preferred stock.

                                  Dividends

      The holders of preferred stock will be entitled to receive cash dividends if our Board declares dividends out of funds we can legally use for payment. The prospectus supplement will set forth the dividend rates and the dates on which we will pay dividends and whether the dividends will be cumulative or non-cumulative. The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record as they appear on our register on the record dates fixed by our Board.

      Our Board will not declare and pay a dividend on any series of preferred stock unless full dividends for all series of preferred stock ranking equal as to dividends have been declared and paid or sufficient funds are set aside for payment. If dividends are not paid in full, we will declare any dividends pro rata among each series of preferred stock and any other series of preferred stock ranking equal as to dividends. A "pro rata" declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

      Unless all dividends on a series of preferred stock have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common stock or on any class of security ranking junior to that series of preferred stock, except for dividends or distributions paid for with securities ranking junior to that series of preferred stock. We will also not redeem, purchase or otherwise acquire any securities ranking junior to that series of preferred stock as to dividends or distributions upon liquidation, except by conversion into or exchange for stock junior to that series of preferred stock.

                                 Liquidation

      If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of any series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement and all accrued and unpaid dividends. We will pay these amounts to the holders of each series of preferred stock and all amounts owing on any other series of preferred stock ranking equal as to distributions upon liquidation. These payments will be made out of our assets available for distribution to shareholders before any distribution is made to holders of our common stock or any other class of our stock ranking junior to that series of preferred stock as to dividends or distributions upon liquidation.

      If there are insufficient assets to pay the liquidation preferences for all equally ranked series of preferred stock in full, then we will distribute the remaining assets pro rata among all series of equally ranked preferred stock based on the aggregate liquidation preference for all outstanding shares for each series. A "pro rata" distribution means that the distribution we pay per share on each series of preferred stock ranking equal as to distributions upon liquidation will bear the same relationship to each other that the full distributable amounts per share to which the holders are respectively entitled bear to each other. After we pay the full amount of the liquidation preference to which they are entitled, the holders of shares of a series of preferred stock will not be entitled to participate in any further distribution of our assets.

                                    Voting

      No series of preferred stock will be entitled to vote except as required by applicable law or as specifically approved by us and described in the prospectus supplement, with regard to matters submitted to a general vote of our stockholders.

                          Transfer agent and registrar

      The prospectus supplement for each series of preferred stock will name the transfer agent and registrar.

                       DESCRIPTION OF DEPOSITARY SHARES

      This prospectus describes the general terms and provisions of our depositary shares. When we offer to sell depositary shares, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the depositary shares being offered.

      We have summarized the material portions of the deposit agreement below. The deposit agreement will be filed with the SEC in connection with an offering of depositary shares. You should read the deposit agreement for the provisions that are important to you.

      We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for a depositary to issue to the public receipts for depositary shares, each of which will represent ownership of and entitlement to all rights and preferences of a fractional interest in a share of preferred stock of a specified series. These rights include dividend, voting, redemption and liquidation rights. The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in a prospectus supplement, under a deposit agreement among us and the depositary and the holders of the depositary receipts.

      The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to file proof of residence and pay charges.

                                  Dividends

      The depositary will distribute all cash dividends or other cash distributions received to the record holders of depositary receipts in proportion to the number of depositary shares owned by them on the relevant record date. The record date will be the same date as the record date we fix for the applicable series of preferred stock.

      If we make a non-cash distribution, the depositary will distribute property to the holders of depositary receipts, unless the depositary determines, after consultation with us, that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, adopt any other method for the distribution as it deems appropriate, including the sale of the property and distribution of the net proceeds from the sale.

                           Liquidation preference

      If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of each depositary share will receive the fraction of the liquidation preference for each share of the applicable series of preferred stock.

                                  Redemption

      If the series of preferred stock underlying the depositary shares is redeemed, the depositary shares will be redeemed from the redemption proceeds of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares representing the preferred stock being redeemed. The depositary will mail the notice of redemption between 30 and 60 days prior to the date fixed for redemption to the record holders of the depositary receipts. If less than all the depositary shares are redeemed, the depositary shares redeemed will be selected by lot or pro rata as determined by the depositary.

                                   Voting

      The depositary will promptly mail information contained in any notice of meeting it receives from us to the record holders of the depositary receipts. Each record holder of depositary receipts will be entitled to instruct the depositary as to its exercise of its voting rights pertaining to the number of shares of preferred stock represented by its depositary shares. The depositary will try, if practical, to vote the preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action which the depositary may find necessary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any of the preferred stock for which it does not receive specific instructions from the holders of depositary receipts.

                        Withdrawal of preferred stock

      If a holder surrenders depositary receipts at the principal office of the depositary and pays any unpaid amount due to the depositary, the holder will be entitled to receive the number of whole shares of preferred stock and all money and other property represented by the depositary shares. Partial shares of preferred stock will not be issued. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder. Holders of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary receipts.

                Amendment and termination of deposit agreement

      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless approved by at least a majority of the depositary shares then outstanding. An amendment may not impair the right of any owner of any depositary shares to surrender its depositary receipt with instructions to the depositary in exchange for preferred stock, money and property, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us or the depositary only if:

      -  all outstanding depositary shares have been redeemed; or

      - there has been a final distribution to the holders of preferred stock in connection with the liquidation, dissolution or winding up of our business, and the distribution has been made to all the holders of depositary shares.

                            Charges of depositary

      We will pay all transfer and other taxes and governmental charges attributable solely to the depositary arrangements. We will pay the depositary's charges for the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all exchanges for preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other charges stated in the deposit agreement to be for their accounts. In some circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and may sell the depositary shares if those charges are not paid.

                          Obligations of depositary

      The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to it and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at its principal office, and at such other places as it may from time to time deem advisable, any reports and communications received from us.

      We will not assume, and the depositary will not assume, any obligation or any liability under the deposit agreement to holders of depositary receipts other than for gross negligence or willful misconduct. We will not be liable, and the depositary will not be liable, if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to the performance in good faith of our and their duties. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless we and/or the depositary receives satisfactory indemnity. We and the depositary may rely on written advice of our counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give this information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

                    Resignation and removal of depositary

      The depositary may resign at any time by delivering to us notice of its election to do so. We may also at any time remove the depositary. The resignation or removal will take effect after a successor depositary is appointed and has accepted the appointment. We must appoint a successor within 60 days after delivery of the notice for resignation or removal and the successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
                    U.S. Federal income tax consequences

      Owners of the depositary shares will be treated for U.S. Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. Accordingly, the owners will be entitled to take into account for U.S. Federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

      - no gain or loss will be recognized for U.S. Federal income tax purposes upon the receipt of preferred stock in exchange for depositary shares;

      - the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, when exchanged, be the same as the aggregate tax basis of the depositary shares being exchanged; and

      - the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which that person owned those depositary shares.


                           DESCRIPTION OF WARRANTS

      This prospectus describes the general terms and provisions of the warrants. When we offer to sell warrants, we will describe the specific terms of the warrants and warrant agreement in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the warrants being offered.

      We have summarized the material portions of the warrant agreement below. The warrant agreement will be filed with the SEC in connection with an offering of warrants. You should read the warrant agreement for the provisions that are important to you.

      We may issue warrants for the purchase of our debt securities, preferred stock or common stock. Warrants may be issued alone or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

                                Debt warrants

      The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those debt warrants, including the following:

      -  their title;

      -  their offering price;

      -  their aggregate number;

      - the designation and terms of the debt securities that can be purchased when they are exercised;

      - the designation and terms of the debt securities that are issued with the warrants and the number of warrants issued with each debt security;

      - the date when they and any debt securities issued will be separately transferable;

      - the principal amount of debt securities that can be purchased when they are exercised and the purchase price;

      - the date on which the right to exercise the warrants begins and the date on which the right expires;

      - the minimum or maximum amount of warrants that may be exercised at any one time;

      - whether they and the debt securities that may be issued when they are exercised will be issued in registered or bearer form;

      -  information about book-entry procedures;

      - the currency or currency units in which the offering price and the exercise price are payable;

      -  a discussion of material U. S. Federal income tax considerations;

      -  the antidilution provisions; and

      -  the redemption or call provisions.

                                Stock warrants

      The prospectus supplement relating to particular issue of warrants to issue common stock or preferred stock will describe the terms of those stock warrants, including the following:

      -  their title;

      -  their offering price;

      -  their aggregate number;

      - the designation and terms of the common stock or preferred stock that can be purchased when they are exercised;

      - the designation and terms of the common stock or preferred stock that are issued with the warrants and the number of warrants issued with each share of common stock or preferred stock;

      - the date when they and any common stock or preferred stock issued will be separately transferable;

      - the number of shares of common stock or preferred stock that can be purchased when they are exercised and the purchase price;

      - the date on which the right to exercise the warrants begins and the date on which the right expires;

      - the minimum or maximum amount of warrants that may be exercised at any one time;

      - the currency or currency units in which the offering price and the exercise price are payable;

      -  a discussion of material U.S. Federal income tax considerations;

      -  the antidilution provisions; and

      -  the redemption or call provisions.

                           PLAN OF DISTRIBUTION

      We may sell the securities in any one or more of the following ways:

      -  directly to investors;

      -  to investors through agents or dealers;

      - through underwriting syndicates led by one or more managing underwriters; or

      -  through one or more underwriters acting alone.

      For each offering of securities, the prospectus supplement will describe the plan of distribution.

      If we use underwriters in the sale, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered, if any are purchased. The underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

      We may use agents in the sale of securities. Unless otherwise indicated in a prospectus supplement, the agents will be acting on a best efforts basis for the period of their appointment.

      If we use a dealer in the sale of the securities, we will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices it determines at the time of resale.

      We may also sell the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by a remarketing firm acting as principals for their own accounts or as our agents. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

      We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities under delayed delivery contracts providing for payment and delivery at a future date and on terms described in the prospectus supplement. This type of contract may be made only with institutions that we specifically approve. These institutions include banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

      We will identify any underwriters, dealers or agents and describe their compensation, including any discounts or commissions, in a prospectus supplement. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions.

      We may agree to indemnify the underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers or agents may engage in transactions with, or perform services for, us in the ordinary course of their business.


                                   EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

      The financial statements and schedules of The Standard Products Company incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of that firm as experts in giving these reports.

                                LEGAL MATTERS

      The validity of the securities we are offering will be passed upon for us by Richard D. Teeple, Esq., our General Counsel. As of November 11, 1999, Mr. Teeple owned 45,571 shares, and held options to acquire 30,100 additional shares, of our common stock. Some legal matters will be passed upon for the purchasers by Mayer, Brown & Platt, Chicago, Illinois.

                                   PART II
                       INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, all of which will be paid by the Registrant:

     SEC registration fee. . . . . . . . . . . . . . . . . . . . .   $333,600
      *Printing and duplicating expenses . . . . . . . . . . . . .    100,000
      *Legal fees and expenses . . . . . . . . . . . . . . . . . .    100,000
      *Blue Sky fees and expenses. . . . . . . . . . . . . . . . .     15,000
      *Accounting fees and expenses. . . . . . . . . . . . . . . .     75,000
      *Trustee's and transfer agent's fees and expenses. . . . . .     75,000
      *Rating agency fees. . . . . . . . . . . . . . . . . . . . .    100,000
      *Miscellaneous expenses. . . . . . . . . . . . . . . . . . .     16,400
                                                                      -------
      *Total . . . . . . . . . . . . . . . . . . . . . . . . . . .   $815,000
                                                                      =======
*Estimated

Item 15.  Indemnification of Directors and Officers.

      The form of Underwriting Agreement filed as an exhibit hereto and hereby incorporated herein by reference contains certain provisions relating to indemnification of the Registrant's directors and officers.

      Section 145 of the Delaware General Corporation Law expressly permits indemnification of officers, directors and employees of Delaware corporations against claims, judgements and expenses arising in connection with legal or administrative proceedings or otherwise, including amounts paid in settlement of a claim or litigation, if the officer, director or employee acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the corporation.

      The Registrant's Bylaws provide that any officer, director or employee who is threatened to be or is made a party to any action, by reason of the fact that he or she is or was an officer, director or employee, shall be indemnified against expenses (including attorneys' fees) incurred by him or her in connection with the action to the fullest extent provided under Section 145 of the Delaware General Corporation Law. The Registrant maintains an insurance policy pursuant to which the Registrant is to be reimbursed (subject to certain deductibles) for amounts it may be required or permitted by law to pay to indemnify officers, directors or employees.

Item 16.  Exhibits and Financial Statement Schedules.

      See the Exhibit Index, which is hereby incorporated herein by reference.

Item 17.  Undertakings.

      The undersigned Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental
<continued>
                  change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        Provided, however, that paragraphs (a)(i) and (a)(ii)
                  do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio on the 12th day of November, 1999.

                                    COOPER TIRE & RUBBER COMPANY

                                    By:    /S/ Stan C. Kaiman
                                           -----------------------
                                    Name:  Stan C. Kaiman
                                    Title: Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                          Date
---------                       -----                          ----

/s/ Patrick W. Rooney
------------------------
PATRICK W. ROONEY*       Chairman of the Board,          November 12, 1999
                         Chief Executive Officer
                         and Director
                         (Principal Executive Officer)

/s/ Thomas A. Dattilo
------------------------
THOMAS A. DATTILO*       President, Chief Operating      November 12, 1999
                         Officer and Director

/s/ John Fahl
------------------------
JOHN FAHL*               Vice President and Director     November 12, 1999

/s/ Philip G. Weaver
------------------------
PHILIP G. WEAVER*        Vice President and Chief        November 12, 1999
                         Financial Officer
                         (Principal Financial Officer)

/s/ Eileen B. White
------------------------
EILEEN B. WHITE*         Corporate Controller            November 12, 1999
                         (Principal Accounting Officer)

/s/ Arthur H. Aronson
------------------------
ARTHUR H. ARONSON*       Director                        November 12, 1999

/s/ Edsel D. Dunford
------------------------
EDSEL D. DUNFORD*        Director                        November 12, 1999

/s/ Deborah M. Fretz
------------------------
DEBORAH M. FRETZ*        Director                        November 12, 1999

/s/ Dennis J. Gormley
------------------------
DENNIS J. GORMLEY*       Director                        November 12, 1999

<continued>

/s/ John F. Meier
------------------------
JOHN F. MEIER*           Director                        October 15, 1999


/s/ Byron O. Pond
------------------------
BYRON O. POND*           Director                        October 15, 1999

/s/ John H. Shuey
------------------------
JOHN H. SHUEY*           Director                        October 15, 1999



*By /S/ Stan C. Kaiman
   --------------------------------
   Attorney-in-fact

                                INDEX TO EXHIBITS

Exhibit
Number                         Document Description
-------                        --------------------

     1 Form of Underwriting Agreement between Cooper Tire & Rubber Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     2 Agreement and Plan of Merger, dated as of July 27, 1999, by and among Cooper Tire & Rubber Company, CTB Acquisition Company and The Standard Products Company (incorporated by reference to Appendix A to the proxy statement/prospectus of The Standard Products Company and Cooper Tire & Rubber Company, dated September 14, 1999, filed as part of Amendment No. 1 to Cooper Tire & Rubber Company's Form S-4 Registration Statement on September 14, 1999).

   4.1 Indenture dated as of March 17, 1997 from Cooper Tire & Rubber Company to The Chase Manhattan Bank, as Trustee.*

   4.2 Amended and Restated Rights Agreement dated as of May 11, 1998 between Cooper Tire & Rubber Company and The Fifth Third Bank, as Rights Agent (incorporated by reference to Exhibit 4 to Cooper Tire & Rubber Company's Form 8-K dated May 15, 1998).

    5 Opinion of Richard D. Teeple, Esq., General Counsel of Cooper Tire & Rubber Company as to the legality of the securities being registered.

 12.1      Computation of Ratio of Earnings to Fixed Charges.

 12.2 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

 23.1 Consent of Richard D. Teeple, Esq. (included in the opinion filed as Exhibit 5).

 23.2      Consent of Ernst & Young LLP

 23.3      Consent of Arthur Andersen LLP

   24      Powers of Attorney*

   25 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.*


*Previously filed.

                          COOPER TIRE & RUBBER COMPANY
                            (a Delaware corporation)


               Common Stock, Warrants to Purchase Common Stock,
            Preferred Stock, Warrants to Purchase Preferred Stock,
                              Depositary Shares,
           Debt Securities and Warrants to Purchase Debt Securities



                           UNDERWRITING AGREEMENT
                           ----------------------

                                                             November __, 1999


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

      Cooper Tire & Rubber Company, a Delaware corporation (the "Company"), proposes to issue and sell up to $1,200,000,000 aggregate offering price of its (i) shares of common stock, par value $1.00 per share (the "Common Stock"), (ii) warrants to purchase shares of Common Stock (the "Common Stock Warrants"), (iii) shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), (iv) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (v) debt securities (the "Debt Securities"), or
(vi) warrants to purchase Debt Securities (the "Debt Security Warrants"), or any combination thereof, from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale.

      The Preferred Stock will be issued in one or more series and each series of Preferred Stock may vary, as applicable, as to the title, specific number of shares, rank, stated value, liquidation preference, dividend rate or rates (or method of calculation), dividend payment dates, redemption provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities (as defined below)) and any other variable terms as set forth in the applicable certificate of designations (each, the "Certificate of Designations") relating to such series of Preferred Stock. A series of Preferred Stock may be represented by depositary shares (the "Depositary Shares") that are evidenced by depositary receipts (the "Depositary Receipts") issued pursuant to a deposit agreement (each, a "Deposit Agreement") among the Company, the depositary identified therein (the "Depositary") and the registered holders of the Depositary Receipts issued thereunder.

      The Debt Securities will be issued in one or more series under an indenture, dated as of March 17, 1997 (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities) and any other variable terms established by or pursuant to the Indenture.

      Each issue of Common Stock Warrants, Preferred Stock Warrants and Debt Security Warrants (collectively, the "Warrants") will be issued pursuant to a separate warrant agreement (each, a "Warrant Agreement") between the Company and the warrant agent identified therein (each, a "Warrant Agent"). The Warrants may vary, as applicable, as to, among other terms, title, type, specific number, exercise dates or periods, exercise price(s), expiration date(s) and terms of the related Underlying Securities.

      As used herein, "Securities" shall mean the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants or any combination thereof, initially issuable by the Company and "Underlying Securities" shall mean the Common Stock, Preferred Stock, Depositary Shares or Debt Securities issuable upon exercise of the Warrants, as applicable, or upon conversion of the Preferred Stock, Depositary Shares or Debt Securities, as applicable.

      Whenever the Company determines to make an offering of Securities through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), or through an underwriting syndicate managed by Merrill Lynch, the Company will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, Merrill Lynch and such other underwriters, if any, selected by Merrill Lynch (the "Underwriters", which term shall include Merrill Lynch, whether acting as sole Underwriter or as a member of an underwriting syndicate, as well as any Underwriter substituted pursuant to
Section 10 hereof). The Terms Agreement relating to the offering of Securities shall specify the number or aggregate principal amount, as the case may be, of Securities to be initially issued (the "Initial Underwritten Securities"), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter other than Merrill Lynch acting as co-manager in connection with such offering, the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Initial Underwritten Securities and any other material variable terms of the Initial Underwritten Securities, as well as the material variable terms of any related Underlying Securities. In addition, if applicable, such Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Securities to cover over-allotments, if any, and the number or aggregate principal amount, as the case may be, of Securities subject to such option (the "Option Underwritten Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of any Option Underwritten Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and Merrill Lynch, acting for itself and, if applicable, as representative of any other Underwriters. Each offering of Underwritten Securities through Merrill Lynch as sole Underwriter or through an underwriting syndicate managed by Merrill Lynch will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-89149), for the registration of the Securities and the Underlying Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as


<continued>
amended (the "1939 Act"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the applicable Terms Agreement and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Underwritten Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Terms Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Underwriting Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the execution of the applicable Terms Agreement; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, after the execution of the applicable Terms Agreement.

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company represents and warrants to Merrill Lynch, as of the date hereof, and to each Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:

           (1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act.

           At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

           Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

           (2) Financial Statements. The consolidated financial statements incorporated by reference in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein; and the supporting schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Any selected financial information included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

           (3) Independent Accountants. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

           (4) Incorporated Documents. Each document, if any, filed pursuant to the 1933 Act or the 1934 Act and incorporated by reference in the Prospectus, at the time the Prospectus became effective or at the time it was or hereafter is filed with the Commission, as the case may be, complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became or become effective and at each Representation Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

           (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business and (C) except for regular dividends on the Company's common stock or preferred stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

           (6) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with all corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except for any failures to be so qualified or to be in good standing which, taken as a whole, would not reasonably be expected to result in a Material Adverse Effect.

           (7) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company, as that term is defined in Rule 1-02 of Regulation S-X under the 1933 Act (a "Subsidiary") is a corporation, partnership, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as described in the Registration Statement and is qualified or licensed as a foreign corporation, partnership, limited liability company or business trust authorized to do business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except for any failures to be so qualified or licensed or to be in good standing which, taken as a whole, would not reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and the capital stock or other ownership interests of each Subsidiary owned by the Company, directly or indirectly, are owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity, except for the capital stock of Avon Tyres Limited and Avon (Suisse) S.A., wholly owned subsidiaries of Cooper Tyre & Rubber Company UK Limited ("Cooper-UK"), a wholly owned Subsidiary of the Company, in which Cooper-UK pledged and granted to the Company a first lien and security interest as security for the prompt and complete payment of certain loan obligations of Cooper-UK to the Company.

           (8) Absence of Defaults and Conflicts and Further Requirements. Neither the Company nor any of its Subsidiaries is in violation of its or any of their charters or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them or their properties may be bound, except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution of this Underwriting Agreement, the execution and delivery of the applicable Terms Agreement (including this Underwriting Agreement as incorporated by reference therein) and any applicable Indenture, Warrant Agreement or Deposit Agreement, the filing of the Registration Statement and the consummation of the transactions contemplated herein and therein (A) have been duly authorized by all necessary corporate action, (B) except as would not reasonably be expected to materially and adversely affect the consummation of this Underwriting Agreement, the applicable Terms Agreement or any applicable Indenture, Warrant Agreement or Deposit Agreement or the performance by the Company of its obligations hereunder and thereunder, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, and (C) will not result in any violation of the provisions of the charter or by-laws of the Company or, to the best of the Company's knowledge, any law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Underwriting Agreement or the applicable Terms Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, this Underwriting Agreement, such Terms Agreement or any applicable Indenture, Warrant


<continued>

      Agreement or Deposit Agreement, except such as have been already made, obtained or rendered, as applicable, or as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act, the 1939 Act Regulations and state securities laws and except as would not reasonably be expected to materially and adversely affect the consummation of this Underwriting Agreement, the applicable Terms Agreement or any applicable Indenture, Warrant Agreement or Deposit Agreement or the performance by the Company of its obligations hereunder and thereunder.

           (9) Possession of Licenses and Permits. Except as would not, singly or in the aggregate, be reasonably likely to result in a Material Adverse Effect, the Company and its Subsidiaries possess adequate licenses, approvals, consents, permits and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the respective businesses now operated by them, and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental License.

           (10) Absence of Proceedings. Except as set forth in the Prospectus there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect or to materially and adversely affect the consummation of this Underwriting Agreement, the applicable Terms Agreement or any applicable Indenture, Warrant Agreement or Deposit Agreement or the performance by the Company of its obligations hereunder and thereunder.

           (11) Accuracy of Exhibits. There are no contracts or documents of the Company or any of its Subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

           (12) Capitalization. If the Prospectus contains a "Capitalization" section, the authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under such section (except for subsequent issuances thereof, if any, contemplated under this Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

           (13) Authorization of Common Stock. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Common Stock, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and delivered by the Company pursuant to this Underwriting Agreement and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of such Underwritten Securities is or will be subject to personal liability by reason of being such a holder.

           (14) Authorization of Preferred Stock and/or Depositary Shares. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Preferred Stock and/or Depositary Shares, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. The applicable Preferred Stock, when issued and delivered by the Company pursuant to this Underwriting Agreement and such Terms Agreement against payment of the consideration therefor, or for the related Depositary Shares, as the case may be, specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. In addition, upon deposit by the Company of any Preferred Stock represented by Depositary Shares with the applicable Depositary and the execution and delivery by such Depositary of the Depositary Receipts evidencing such Depositary Shares, in each case pursuant to the applicable Deposit Agreement, such Depositary Shares will represent legal and valid interests in such Preferred Stock. No holder of such Preferred Stock or Depositary Receipts evidencing Depositary Shares is or will be subject to personal liability by reason of being such a holder. The applicable Certificate of Designations will be in full force and effect prior to the Closing Time.

           (15) Authorization of Deposit Agreement. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Depositary Shares or if Debt Securities are convertible into Depositary Shares represented by Preferred Stock, the applicable Deposit Agreement has been, or prior to the issuance of such Depositary Shares will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). Each registered holder of a Depositary Receipt under the applicable Deposit Agreement will be entitled to the proportional rights, preferences and limitations of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt and to such other rights as are granted to such registered holder in such Deposit Agreement.

           (16) Authorization of Debt Securities. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Debt Securities, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Debt Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted


<continued>
      into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

           (17) Authorization of Warrants. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Warrant Agreement and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits provided by such Warrant Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

           (18) Authorization of Warrant Agreement. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants, each applicable Warrant Agreement has been, or prior to the issuance of such Underwritten Securities will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).


           (19) Authorization of Underlying Securities. If the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Common Stock, Preferred Stock or Depositary Shares, such Underlying Securities have been, or as of the date of such Terms Agreement will have been, duly authorized and reserved for issuance by the Company upon exercise of the Common Stock Warrants or Preferred Stock Warrants, as applicable, or upon conversion of the related Preferred Stock, Depositary Shares or Debt Securities, as applicable. If the Underlying Securities include Common Stock or Preferred Stock, such Underlying Securities, when issued upon such exercise or conversion, as applicable, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. If the Underlying Securities include Depositary Shares, such Underlying Securities, upon deposit by the Company of the Preferred Stock represented thereby with the applicable Depositary and the execution and delivery by such Depositary of the Depositary Receipts evidencing such Depositary Shares, in each case pursuant to the applicable Deposit Agreement, will represent legal and valid interests in such Preferred Stock. No holder of such Common Stock, Preferred Stock or Depositary Receipts evidencing Depository Shares is or will be subject to personal liability by reason of being such a holder. If the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms


<continued>

      Agreement include Debt Securities, such Underlying Securities have been, or as of the date of such Terms Agreement will have been, duly authorized for issuance by the Company upon the exercise of the Debt Security Warrants or upon conversion of the related Preferred Stock or Depositary Shares, as applicable. Such Underlying Securities, when issued and authenticated in the manner provided for in the Indenture and delivered in accordance with the terms of the Debt Security Warrants or the related Preferred Stock or Depositary Shares, as applicable, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Debt Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

           (20) Possession of Intellectual Property. The Company and its Subsidiaries own, possess, have the right to use or can acquire on reasonable terms adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to conduct their businesses as described in the Prospectus, and neither the Company nor any of its Subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

           (21) Absence of Labor Dispute. Except as described in the Registration Statement and the Prospectus, no labor disturbance by the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent which would reasonably be expected to result in a Material Adverse Effect.

           (22) Descriptions of the Underwritten Securities, Underlying Securities, Indentures, Deposit Agreement and Warrant Agreement. The Underwritten Securities being sold pursuant to the applicable Terms Agreement and each applicable Indenture, Deposit Agreement and Warrant Agreement, as of each Representation Date, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform in all material respects to the descriptions thereof in the Prospectus.

           (23) Title to Property. Except as described in the Registration Statement and the Prospectus and except as would not reasonably be expected to result in a Material Adverse Effect, (A) the Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind and (B) all of the leases and subleases under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its Subsidiaries has received any notice of any claim of any sort

<continued>
      that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.

           (24) Environmental Laws. Except as otherwise stated in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) to the knowledge of the Company, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

      (b) Officers' Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

      SECTION 2. Sale and Delivery to Underwriters; Closing.

      (a) Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

      (b) Option Underwritten Securities. Subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement, an option to the Underwriters, severally and not jointly, to purchase up to the number or aggregate principal amount, as the case may be, of the Option Underwritten Securities set forth therein at a price per Option Underwritten Security equal to the price per Initial Underwritten Security, less an amount equal to any dividends or distributions declared by the Company and paid or payable on the Initial Underwritten Securities but not payable on the Option Underwritten Securities. Such option,


<continued>
if granted, will expire 30 days after the date of such Terms Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by Merrill Lynch to the Company setting forth the number or aggregate principal amount, as the case may be, of Option Underwritten Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Underwritten Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time, unless otherwise agreed upon by Merrill Lynch and the Company. If the option is exercised as to all or any portion of the Option Underwritten Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total number or aggregate principal amount, as the case may be, of Option Underwritten Securities then being purchased which the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in such Terms Agreement bears to the total number or aggregate principal amount, as the case may be, of Initial Underwritten Securities, subject to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of a fractional number or aggregate principal amount, as the case may be, of Option Underwritten Securities.

      (c) Payment. Payment of the purchase price for, and delivery of, the Initial Underwritten Securities shall be made at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Underwritten Securities, payment of the purchase price for, and delivery of such Option Underwritten Securities, shall be made at the above-mentioned offices of Mayer, Brown & Platt, or at such other place as shall be agreed upon by Merrill Lynch and the Company, on the relevant Date of Delivery as specified in the notice from Merrill Lynch to the Company.

      Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Merrill Lynch for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. The Underwritten Securities, certificates for the Underwritten Securities or Depositary Receipts evidencing the Depositary Shares, as applicable, shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Underwritten Securities, certificates for the


<continued>

Underwritten Securities or Depositary Receipts evidencing the Depositary Shares, as applicable, will be made available for examination and packaging by Merrill Lynch in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      SECTION 3. Covenants of the Company. The Company covenants with Merrill Lynch and with each Underwriter participating in the offering of Underwritten Securities, as follows:

      (a)  Compliance with Securities Regulations and Commission Requests.
The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify the Representative(s) promptly, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as reasonably possible.

      (b) Filing of Amendments. The Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for the Underwriters shall object.

      (c) Delivery of Registration Statements. The Company has furnished or will deliver to Merrill Lynch and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to Merrill Lynch, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company


<continued>
will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

      (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities and any related Underlying Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Merrill Lynch may designate and to maintain such qualifications in effect for a period of not less than one year from the date of the applicable Terms Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Underwritten Securities or any related Underlying Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of such Terms Agreement.

      (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (h) Reservation of Securities. If the applicable Terms Agreement specifies that any related Underlying Securities include Common Stock, Preferred Stock and/or Depositary Shares, the Company will reserve and keep available at all times, free of preemptive or other similar rights, a


<continued>
sufficient number of shares of Common Stock and/or Preferred Stock, as applicable, for the purpose of enabling the Company to satisfy any obligations to issue such Underlying Securities upon exercise of the related Warrants, as applicable, or upon conversion of the Preferred Stock, Depositary Shares or Debt Securities, as applicable.

      (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds".

      (j) Listing. The Company will use its reasonable best efforts to effect the listing of the Underwritten Securities and any related Underlying Securities, prior to the Closing Time, on any national securities exchange or quotation system if and as specified in the applicable Terms Agreement.

      (k) Restriction on Sale of Securities. Between the date of the applicable terms Agreement and the Closing Time or such other date specified in such Terms Agreement, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, securities similar to the securities specified in such Terms Agreement, except, in the case of an offering of Underwritten Securities including Common Stock or Common Stock Warrants or any Underwritten Securities convertible into Common Stock, the Company may issue, sell, offer or contract to sell, or otherwise dispose of, in the ordinary course of business consistent with past practice, Common Stock in connection with (i) any equity-based compensation plan (which plan may permit the grant of, without limitation, stock options and restricted stock) described in the Prospectus and (ii) any "employee benefit plan" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) maintained by the Company or any of its affiliates or any other plan, agreement or arrangement under which employees, consultants, independent contractors or other persons are or may be entitled to compensation for services performed for the Company or its affiliates.

      (l) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. If a distribution of Underwritten Securities has been completed, the Company will not be required to provide Merrill Lynch or any other Underwriters with copies of such documents.

      SECTION 4. Payment of Expenses.

      (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement or the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any Agreement among Underwriters, the Indenture, any Deposit Agreement, any Warrant Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Underwritten Securities or any related Underlying Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities and any related Underlying Securities, any certificates for the Underwritten Securities or such Underlying Securities or Depositary Receipts evidencing the Depositary Shares, as applicable, to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or


<continued>
agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustees, any Depositary and any Warrant Agent, and their respective counsel, (v) the qualification of the Underwritten Securities and any related Underlying Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters (of up to $5,000 per transaction) in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities and any related Underlying Securities, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities and any related Underlying Securities, if applicable, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Underwritten Securities and any related Underlying Securities, and (x) the fees and expenses of any Underwriter acting in the capacity of a "qualified independent underwriter" (as defined in Section 2(l) of Schedule E of the bylaws of the NASD), if applicable, if such Underwriter would not otherwise be an Underwriter with respect to the applicable offering of Underwritten Securities. Except as provided in this Section 4(a) and in Sections 4(b), 6 and 7, the Company shall have no obligation to pay or reimburse the Underwriters for their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters, unless otherwise agreed in connection with an offering of Underwritten Securities.

      (b) Termination of Agreement. If the applicable Terms Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5(m) or Section 9(b)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters incurred in connection with the transactions contemplated by such Terms Agreement.

      SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities and any related Underlying Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

      (b) Opinion of Counsel for Company. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of the General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

      (c) Opinion of Counsel for Underwriters. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of Mayer, Brown & Platt, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in (1), (2), (6), (7) to (14), as applicable (it being understood that any opinion required with respect to the Underwritten Securities or Underlying Securities, as the case may be, not being subject to preemptive or other similar rights of the securityholders of the Company shall be limited to such rights arising by operation of law or under the charter or by-laws of the Company), (15) to (18) and the penultimate paragraph of Exhibit B hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to Merrill Lynch. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

      (d) Officers' Certificate. At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its Subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to such officer's knowledge, are threatened by the Commission.

      (e) Accountant's Comfort Letter. At the time of the execution of the applicable Terms Agreement, Merrill Lynch shall have received from Ernst & Young LLP and if applicable, from Arthur Andersen LLP, a letter dated such date, in form and substance reasonably satisfactory to Merrill Lynch, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (f) Bring-down Comfort Letter. At Closing Time, Merrill Lynch shall have received from Ernst & Young LLP and, if applicable, from Arthur Andersen LLP, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this
Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

      (g) Ratings. At Closing Time and at any relevant Date of Delivery, unless the Underwritten Securities being sold pursuant to the applicable Terms Agreement relate solely to Common Stock or Common Stock Warrants, the Underwritten Securities shall have the ratings accorded by any "nationally recognized statistical rating organization", as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and the Company shall have delivered to Merrill Lynch a letter, dated as of such date, from each such rating organization, or other evidence reasonably satisfactory to Merrill Lynch, confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Underwritten Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of the Company's other securities.

      (h) Approval of Listing. At Closing Time, the Underwritten Securities shall have been approved for listing, subject only to official notice of issuance, if and as specified in the applicable Terms Agreement.

      (i) No Objection. If the Registration Statement or an offering of Underwritten Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (j) Lock-up Agreements. On the date of the applicable Terms Agreement, Merrill Lynch shall have received, in form and substance reasonably satisfactory to it, each lock-up agreement, if any, specified in such Terms Agreement as being required to be delivered by the persons listed therein.

      (k) Over-Allotment Option. In the event that the Underwriters are granted an over-allotment option by the Company in the applicable Terms Agreement and the Underwriters exercise their option to purchase all or any portion of the Option Underwritten Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its Subsidiaries hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, Merrill Lynch shall have received:

           (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

           (2) The favorable opinion of the General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(b) hereof.

           (3) The favorable opinion of Mayer, Brown & Platt, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

           (4) A letter from Ernst & Young LLP and, if applicable, from Arthur Andersen LLP, in form and substance reasonably satisfactory to Merrill Lynch and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to Merrill Lynch pursuant to
      Section 5(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

           (5) Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Underwritten Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of the Company's other securities.

      (l) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to Merrill Lynch and counsel for the Underwriters.

      (m)  Termination of Terms Agreement.  If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Underwritten Securities on such Date of Delivery) may be terminated by Merrill Lynch by notice to the Company at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

      (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

           (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

           (3) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that the Company will not be liable to any Underwriter with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Underwriting Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to deliver, at or prior to the Closing Time, a copy of the Prospectus, as then amended or supplemented, if: (i) the Company has previously furnished copies of such Prospectus, in accordance with Section 3(d) above, at least 48 hours prior to the Closing Time, to such Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) the delivery of such Prospectus by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have cured the defect giving rise to such loss, liability, claim, damage or expense.

      (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section


<continued>

6(b) above, counsel to the indemnified parties shall be selected by the Company, which counsel, in either such case, shall be reasonably satisfactory to the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such indemnifying party reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) such indemnifying party provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

      SECTION 7. Contribution.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

      The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

      SECTION 9. Termination.

      (a) Underwriting Agreement. This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by Merrill Lynch upon the giving of 30 days' prior written notice of such termination to the other party hereto.

      (b) Terms Agreement. Merrill Lynch may terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its Subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Underwritten Securities or any related Underlying Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is so material and adverse as to make it, in the judgment of Merrill Lynch, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of such exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Underwritten Securities or any related Underlying Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

      (c) Liabilities. If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

      (a) if the number or aggregate principal amount, as the case may be, of defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

      (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Underwritten Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in (i) a termination of the applicable Terms Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Underwritten Securities, as the case may be, either Merrill Lynch or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

      SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at World Financial Center,
North Tower, New York, New York 10281-1201, attention of                ; and
notices to the Company shall be directed to it at Cooper Tire & Rubber Company, Lima & Western Avenues, Findlay, Ohio 45840, attention of the Secretary with a copy to the Treasurer.

      SECTION 12. Parties. This Underwriting Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the Company, Merrill Lynch and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and such controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. GOVERNING LAW AND TIME. THIS UNDERWRITING AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between Merrill Lynch and the Company in accordance with its terms.

                                    Very truly yours,

                                    COOPER TIRE & RUBBER COMPANY


                                    By:
                                    Name:
                                    Title:


                                    By:
                                    Name:
                                    Title:



CONFIRMED AND ACCEPTED,
  as of the date first
  above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED


By:
       Authorized Signatory

                                                           Exhibit A



                         COOPER TIRE & RUBBER COMPANY
                           (a Delaware corporation)


               Common Stock, Warrants to Purchase Common Stock,
            Preferred Stock, Warrants to Purchase Preferred Stock,
                              Depositary Shares,
           Debt Securities and Warrants to Purchase Debt Securities

                               TERMS AGREEMENT
                               ---------------

                                                           Date


To:  Cooper Tire & Rubber Company
     Lima and Western Avenues
     Findlay, Ohio 45840


Ladies and Gentlemen:

      We understand that Cooper Tire & Rubber Company, a Delaware corporation
(the "Company"), proposes to issue and sell [           shares of its common
stock, par value $1.00 per share (the "Common Stock")] [           shares of
its preferred stock, par value $1.00 per share (the "Preferred Stock")] [in
the form of             depositary shares (the "Depositary Shares") each
representing            of a share of Preferred Stock] [$            aggregate
principal amount of its debt securities (the "Debt Securities")] [
warrants (the "Common Stock Warrants") to purchase common stock, par value
$1.00 per share] [           warrants (the "Preferred Stock Warrants") to
purchase preferred stock, par value $1.00 per share] [            warrants
(the "Debt Security Warrants") to purchase $            aggregate principal
amount of debt securities] ([such securities also being hereinafter referred to as] the "[Initial] Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we [the underwriters named below (the "Underwriters")] offer to purchase [, severally and not jointly,] the [[number] [principal] [amount] of] Underwritten Securities [opposite their names set forth below] at the purchase price set forth below [, and a proportionate share of Option Underwritten Securities set forth below, to the extent any are purchased].

                                    [Number]
                                    [Principal Amount]
Underwriter                         of [Initial] Underwritten Securities
-----------                         ------------------------------------


                                    -----------------
Total                               [$]
                                    =================


       The Underwritten Securities shall have the following terms:

                                    [Common Stock]

Title:
Number of shares:
Number of Option Underwritten Securities:
Initial public offering price per share: $
Purchase price per share: $
Listing requirements:
Black-out provisions:
Lock-up provisions:
Other terms and conditions:
Closing date and location:


                                    [Preferred Stock]

Title:
Rank:
Ratings:
Number of shares:
Number of Option Underwritten Securities:
Dividend rate (or formula) per share: $
Dividend payment dates:
Stated value: $
Liquidation preference per share: $
Redemption provisions:
Sinking fund requirements:
Conversion provisions:
Listing requirements:
Black-out provisions:
Lock-up provisions:
Initial public offering price per share: $    plus accumulated dividends, if
any, from      Purchase price per share: $    plus accumulated dividends, if
any, from
Other terms and conditions:
Closing date and location:


                                    [Depositary Shares]

Title:
Fractional amount of Preferred Stock represented by each Depositary Share:
Ratings:
Rank:
Number of shares:
Number of Option Underwritten Securities:
Dividend rate (or formula) per share:
Dividend payment dates:
Liquidation preference per share:
Redemption provisions:
Sinking fund requirements:
Conversion provisions:
Listing requirements:
Black-out provisions:
Lock-up provisions:
Initial public offering price per share: $     plus accumulated dividends, if
any, from
Purchase price per share: $     plus accumulated dividends, if any, from
Other terms and conditions:
Closing date and location:

                                    [Debt Securities]

Title:
Rank:
Ratings:
Aggregate principal amount:
Denominations:
Currency of payment:
Interest rate or formula:
Interest payment dates:
Regular record dates:
Stated maturity date:
Redemption provisions:
Sinking fund requirements:
Conversion provisions:
Listing requirements:
Black-out provisions:
Fixed or Variable Price Offering: [Fixed] [Variable] Price Offering
If Fixed Price Offering, initial public offering price per share:      % of
the principal amount, plus accrued interest [amortized original issue
discount], if any, from                  .
Purchase price per share:    % of principal amount, plus accrued interest
[amortized original issue discount], if any, from                  .
Form:
Other terms and conditions:
Closing date and location:


        [[Common Stock] [Preferred Stock] [Debt Security] Warrants]

Title:
Type:
Number:
Warrant Agent:
Issuable jointly with [Common Stock] [Preferred Stock]
       [Debt Securities]: [Yes] [No]
       Number of [Common Stock] [Preferred Stock] [Debt Security] Warrants issued with each [share of Common Stock] [share of Preferred Stock]
       [$           principal amount of Debt Securities]:
Date(s) from which or period(s) during which [Common Stock] [Preferred Stock] [Debt Security] Warrants are exercisable:
Date(s) on which [Common Stock] [Preferred Stock] [Debt Security]
       Warrants expire:
Exercise price(s):
Initial public offering price: $
Purchase price: $
Title of Underlying Securities:
[Number of shares] [Principal amount] purchasable upon exercise of one
       [Common Stock] [Preferred Stock] [Debt Security] Warrant:
Terms of Underlying Securities:
Other terms and conditions:
Closing date and location:

      All of the provisions contained in the document attached as Annex I hereto entitled "Common Stock, Warrants to Purchase Common Stock, Preferred Stock, Warrants to Purchase Preferred Stock, Depositary Shares, Debt Securities and Warrants to Purchase Debt Securities--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

      Please accept this offer no later than      o'clock P.M. (New York City
time) on               by signing a copy of this Terms Agreement in the space
set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                    INCORPORATED


                                    By
                                    Authorized Signatory

                                    [Acting on behalf of itself and the
                                     other named Underwriters.]


Accepted:

COOPER TIRE & RUBBER COMPANY


By
Name:
Title:


By
Name:
Title:

                                                            Exhibit B


                     FORM OF OPINION OF COMPANY'S COUNSEL
                         TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)


      (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

      (2) The Company has all corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

      (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except for any failures to be so qualified or to be in good standing which, taken as a whole, would not reasonably be expected to result in a Material Adverse Effect.

      (4) Each Subsidiary is a corporation, partnership, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as described in the Registration Statement and is qualified or licensed as a foreign corporation, partnership, limited liability company or business trust authorized to do business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except for any failures to be so qualified or licensed or to be in good standing which, taken as a whole, would not reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and the capital stock or other ownership interests of each Subsidiary owned by the Company, directly or indirectly, to my knowledge, are owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity, except for the capital stock of Avon Tyres Limited and Avon (Suisse) S.A., wholly owned subsidiaries of Cooper Tyre & Rubber Company UK Limited ("Cooper-UK"), a wholly owned Subsidiary of the Company, in which Cooper-UK pledged and granted to the Company a first lien and security interest as security for the prompt and complete payment of certain loan obligations of Cooper-UK to the Company.

      (5) [Include if the Prospectus contains a "Capitalization" section] The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances thereof, if any, contemplated under the Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

      (6) The Underwriting Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

      (7) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Common Stock --] The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and delivered by the Company pursuant to the Underwriting Agreement and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company.

      (8) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Preferred Stock and/or Depositary Shares -- ] The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The applicable Preferred Stock, when issued and delivered by the Company pursuant to the Underwriting Agreement and such Terms Agreement against payment of the consideration [therefor] [for the related Depositary Shares] specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. In addition, upon deposit by the Company of any Preferred Stock represented by Depositary Shares with the applicable Depositary and the execution and delivery by such Depositary of the Depositary Receipts evidencing such Depositary Shares, in each case pursuant to the applicable Deposit Agreement, such Depositary Shares will represent legal and valid interests in such Preferred Stock.

      (9) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Depositary Shares --] The applicable Deposit Agreement has been duly authorized, executed and delivered thereof by the Company and (assuming due authorization, execution and delivery by the applicable Depositary) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). Each registered holder of a Depositary Receipt under the applicable Deposit Agreement will be entitled to the proportional rights, preferences and limitations of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt and to such other rights as are granted to such registered holder in such Deposit Agreement.

      (10) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Debt Securities] The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Debt Securities payable in a






<continued>
foreign or corporate currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. The Underwritten Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

      (11) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Debt Securities or if Preferred Stock is, or Depositary Shares represented by Preferred Stock are, convertible into Debt Securities --] The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

      (12) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants --] The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Warrant Agreement and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits provided by such Warrant Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

      (13) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants --] The [Each] applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Warrant Agent) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

      (14) [Include if the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Common Stock, Preferred Stock or Depositary Shares --] The Underlying Securities have been duly authorized and reserved for issuance by the Company [upon exercise of the [Common Stock] [Preferred Stock] Warrants] [upon conversion of the related [Preferred Stock] [Depositary Shares] [Debt Securities]]. The Underlying Securities, when issued upon such [exercise] [conversion], will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of






<continued>
the Company. No holder of the Underlying Securities is or will be subject to personal liability by reason of being such a holder. [In addition, the Underlying Securities, upon deposit by the Company of the Preferred Stock represented thereby with the applicable Depositary and the execution and delivery by such Depositary of the Depositary Receipts evidencing such Underlying Securities, in each case pursuant to the applicable Deposit Agreement, will represent legal and valid interests in such Preferred Stock.] [Include if the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Debt Securities- -] The Underlying Securities have been duly authorized for issuance by the Company [upon exercise of the Debt Security Warrants] [upon conversion of the related [Preferred Stock] [Depositary Shares]]. The Underlying Securities, when issued and authenticated in the manner provided for in the Indenture and delivered in accordance with the terms of the [Debt Security Warrants] [related [Preferred Stock] [Depositary Shares]], will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Debt Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

      (15) The Underwritten Securities being sold pursuant to the applicable Terms Agreement and the [each] [applicable] [Indenture] [Deposit Agreement] [Warrant Agreement] conform, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform, in all material respects to the descriptions thereof in the Prospectus.

      (16) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Debt Securities or if any related Underlying Securities include Debt Securities --] The Indenture has been duly qualified under the 1939 Act.

      (17) The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and, to my knowledge, no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending.

      (18) The Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto and the Prospectus and any supplements thereto, excluding the documents incorporated by reference therein (other than the financial statements, schedules and other financial and statistical data included therein and each Trustee's Statement of Eligibility on Form T-1, as to which no opinion is rendered), as of their respective effective or issue dates, complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations.

      (19) Each document, if any, filed pursuant to the 1933 Act or the 1934 Act (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion is rendered) and incorporated by reference in the Prospectus, at the time it became effective or at the time it was filed with the Commission, as the case may be, complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations.

      (20) No consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the Underwriting Agreement or the applicable Terms Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, the Underwriting Agreement, such Terms Agreement or the [any] [applicable] [Indenture] [Warrant Agreement] [Deposit Agreement], except such as have been already made, obtained or rendered, as applicable, or as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act, the 1939 Act Regulations and state securities laws and except as would not reasonably be expected to materially and adversely affect the consummation of the Underwriting Agreement, the applicable Terms Agreement or any applicable Indenture, Warrant Agreement or Deposit Agreement or the performance by the Company of its obligations thereunder; and to my knowledge, the execution of the Underwriting Agreement and the execution and delivery of the applicable Terms Agreement (including the Underwriting Agreement as incorporated by reference therein) and the [each] [applicable] [Indenture] [Warrant Agreement] [Deposit Agreement] and the consummation of the transactions contemplated therein (A) except as would not reasonably be expected to materially and adversely affect the consummation of the Underwriting Agreement, the applicable Terms Agreement or any applicable Indenture, Warrant Agreement or Deposit Agreement or the performance by the Company of its obligations thereunder, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, and (B) will not result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court decree.

      Nothing has come to my attention that would lead me to believe that the Registration Statement (including any Rule 462(b) Registration Statement) or any post-effective amendment thereto (other than the financial statements, schedules and other financial and statistical data included therein and each Trustee's Statement of Eligibility on Form T-1, as to which no belief is expressed), at the time the Registration Statement (including any Rule 462(b) Registration Statement) or any post-effective amendment thereto (including the filing of the Company's Annual Report on Form 10-K with the Commission) became effective or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (other than the financial statements, schedules and other financial and statistical data included therein and each Trustee's Statement of Eligibility on Form T-1, as to which no belief is expressed, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion may contain reasonable and customary exceptions and assumptions for opinions of this nature. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                             Annex I


       [FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)]


We are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations and:

           (i) in our opinion, the audited consolidated financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

           (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of
      the Company for the [three-month periods ended          , 19   and
          , 19  , the three- and six-month periods ended          , 19   and
              , 19   and the three- and nine-month periods ended          , 19
      and          , 19  , included or incorporated by reference in the
      Registration Statement and the Prospectus (collectively, the "10-Q Financials")] [, a reading of the unaudited interim consolidated
      financial statements of the Company for the      -month periods ended
             , 19    and          , 19   , included or incorporated by
      reference in the Registration Statement and the Prospectus (the "     -
      month financials")] [, a reading of the latest available unaudited interim consolidated financial statements of the Company], a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and committees thereof since [day after end of last audited period], inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the [description of relevant periods] and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:


                  (A) the 10-Q Financials included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials included or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

                  [(B) the      -month financials included or incorporated by
          reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements or any material modifications should be made
          to the      -month financials included in the Registration Statement
          and the Prospectus for them to be in conformity with generally accepted accounting principles;]

                  (C)  at [         , 19    and at] a specified date not more
          than five days prior to the date of the applicable Terms Agreement,
          there was any change in the             of the Company and its
          subsidiaries, any decrease in the            of the Company and its
          subsidiaries or any increase in the                 of the Company
          and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, except in each case for any changes, decreases or increases that the Registration Statement and the Prospectus disclose have occurred or may occur; or

                  (D)  for the period from [         , 19   to          , 19
          and for the period from]          , 19   to a specified date not
          more than five days prior to the date of the applicable Terms
          Agreement, there was any decrease in           ,            or,   in
          each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement and the Prospectus discloses have occurred or may occur;

           [(iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial Data included or incorporated by reference in the Registration Statement and the Prospectus [and a reading of the financial statements from which such data were derived], nothing came to our attention that caused us to believe that the Selected Financial Data included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act [, that the amounts included in the Selected Financial Data are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included or incorporated by reference in the Registration Statement and the Prospectus from which certain of such data were derived are not in conformity with generally accepted accounting principles;]


           (iv) we have compared the information included or incorporated by reference in the Registration Statement and the Prospectus under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that such information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

           [(v)   based upon the procedures set forth in clause (ii) above, a reading of the latest available unaudited financial statements of the Company that have not been included or incorporated by reference in the Registration Statement and the Prospectus and a review of such financial statements in accordance with SAS 71, nothing came to our attention that
      caused us to believe that the unaudited amounts for       for the [most
      recent period] do not agree with the amounts set forth in the unaudited consolidated financial statements for those periods or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements;]

           [(vi) we are unable to and do not express any opinion on the [Pro Forma Combined Balance Sheet and Statement of Operations] (collectively, the "Pro Forma Statements") included or incorporated by reference in the Registration Statement and the Prospectus or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statements; however, for purposes of this letter we have:

                  (A)  read the Pro Forma Statements;

                  (B) performed [an audit] [a review in accordance with SAS 71] of the financial statements to which the pro forma adjustments were applied;

                  (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                  (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statements; and

    on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;] and

           (vii) in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information included or incorporated by reference in the Registration Statement and the Prospectus, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

                                                                     Exhibit 5




                                    November 12, 1999



COOPER TIRE & RUBBER COMPANY
Lima & Western Avenues
Findlay, Ohio 45840

Re:  Cooper Tire & Rubber Company
     Amendment No. 1 to Registration Statement on Form S-3
     -----------------------------------------------------

Ladies and Gentlemen:

      Reference is made to Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") which Cooper Tire & Rubber Company (the "Company") is filing with the Securities and Exchange Commission on the date hereof, with respect to the proposed sale of the following securities of the Company (the "Securities"): (i) one or more series of debt securities (the "Debt Securities"), (ii) common stock, par value $1.00 per share (the "Common Stock"), (iii) one or more series of preferred stock, par value $1.00 per share (the "Preferred Stock"), which may be represented by depositary shares, and (iv) one or more series of warrants to purchase Debt Securities, Common Stock or Preferred Stock (the "Warrants").

      Each series of the Debt Securities will be issued under an Indenture dated as of March 17, 1997 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee. Each series of the Preferred Stock will be issued under the Company's Restated Certificate of Incorporation and a Certificate of Designations with respect to such series. The Common Stock will be issued under the Company's Restated Certificate of Incorporation. The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be entered into between the Company and a financial institution identified therein as a warrant agent. Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof as part of the corporate action taken and to be taken in connection with the authorization of the issuance of the Securities (the "Corporate Proceedings").

      I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Company's Restated Certificate of Incorporation, the Company's bylaws, resolutions of the Company's Board of Directors, and such Company records, certificates and other documents and such questions of law as I considered necessary or appropriate for the purpose of this opinion. In rendering this opinion, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies.

      Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, I am of the opinion that:

      (1) when the Registration Statement becomes effective under the Securities Act of 1933, as amended (the Act), and upon the completion of the Corporate Proceedings relating to a series of the Debt Securities and the due execution, authentication, issuance and delivery of the Debt Securities of such series, the Debt Securities

<continued>
           of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of the Debt Securities or upon exercise of Warrants in accordance with their terms, will be duly authorized and will be binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity;

      (2) when the Registration Statement becomes effective under the Act and upon the completion of the Corporate Proceedings relating to a series of the Preferred Stock, the execution, delivery and filing with, and recording by, the Secretary of State of Delaware of the Certificate of Designations relating to such series of the Preferred Stock and the due execution, countersignature and delivery of certificates representing the shares of the Preferred Stock of such series, the Preferred Stock of such series, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to such series of the Preferred Stock or upon exercise of Warrants or conversion of other Securities in accordance with their terms, will be duly authorized, legally issued, fully paid and nonassessable;

      (3) when the Registration Statement becomes effective under the Act and upon the completion of the Corporate Proceedings relating to the Common Stock and the due execution, countersignature and delivery of certificates representing the shares of the Common Stock, the Common Stock, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to the Common Stock or upon exercise of Warrants or conversion of other Securities in accordance with their terms, will be duly authorized, legally issued, fully paid and nonassessable; and

      (4) when the Registration Statement becomes effective under the Act and when a series of the Warrants has been duly established pursuant to the relevant Warrant Agreement and upon the completion of the Corporate Proceedings relating to such series of the Warrants and the due execution, authentication, issuance and delivery of the Warrants of such series, the Warrants of such series, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to such series of the Warrants, will be duly authorized and will be binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of such Warrant Agreement, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to me under the caption "Legal Matters" in the Registration Statement.

                                    Respectfully submitted,

                                    COOPER TIRE & RUBBER COMPANY


                                    /S/ Richard D. Teeple
                                    ----------------------------------
                                    Richard D. Teeple
                                    Vice President and General Counsel

                                                               Exhibit 12.1


                              COOPER TIRE & RUBBER COMPANY

                   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                    NINE MONTHS ENDED
                                   YEARS ENDED DECEMBER 31             SEPTEMBER 30
                       -------------------------------------------- -----------------
                         1994     1995     1996     1997     1998     1998     1999
                       -------- -------- -------- -------- -------- -------- --------

Consolidated income
before income taxes    $208,119 $180,070 $172,092 $194,792 $198,217 $140,125 $163,090
Add:
  Interest and
  amortization of
  debt expense            2,680      697    1,654   15,655   15,224   11,358   11,209
  Interest portion
  of rental expense       2,078    2,232    2,414    3,693    4,849    3,905    3,469
                        -------  -------  -------  -------  -------  -------  -------

  Total earnings       $212,877 $182,999 $176,160 $214,140 $218,290 $155,388 $177,768
                        =======  =======  =======  =======  =======  =======  =======

Fixed charges:
Interest and
  amortization of
  debt expense         $  2,680 $    697 $  1,654 $ 15,655 $ 15,224 $ 11,358 $ 11,209
  Capitalized interest    1,170    2,694    4,315    1,628    1,694    1,387    1,243
  Interest portion
  of rental expense       2,078    2,232    2,414    3,693    4,849    3,905    3,469
                        -------  -------  -------  -------  -------  -------  -------

  Total fixed charges  $  5,928 $  5,623 $  8,383 $ 20,976 $ 21,767 $ 16,650 $ 15,921
                        =======  =======  =======  =======  =======  =======  =======

Ratio of earnings to
fixed charges              35.9x    32.5x    21.0x    10.2x    10.0x     9.3x    11.2x


                                                                Exhibit 12.2


                              COOPER TIRE & RUBBER COMPANY

                   COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED
                         CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                    NINE MONTHS ENDED
                                   YEARS ENDED DECEMBER 31             SEPTEMBER 30
                       -------------------------------------------- -----------------
                         1994     1995     1996     1997     1998     1998     1999
                       -------- -------- -------- -------- -------- -------- --------

Consolidated income
before income taxes    $208,119 $180,070 $172,092 $194,792 $198,217 $140,125 $163,090
Add:
  Interest and
  amortization of
  debt expense            2,680      697    1,654   15,655   15,224   11,358   11,209
  Interest portion
  of rental expense       2,078    2,232    2,414    3,693    4,849    3,905    3,469
                        -------  -------  -------  -------  -------  -------  -------

  Total earnings       $212,877 $182,999 $176,160 $214,140 $218,290 $155,388 $177,768
                        =======  =======  =======  =======  =======  =======  =======

Fixed charges:
Interest and
  amortization of
  debt expense         $  2,680 $    697 $  1,654 $ 15,655 $ 15,224 $ 11,358 $ 11,209
  Capitalized interest    1,170    2,694    4,315    1,628    1,694    1,387    1,243
  Interest portion
  of rental expense       2,078    2,232    2,414    3,693    4,849    3,905    3,469
  Preferred stock
  dividends                   0        0        0        0        0        0        0
                        -------  -------  -------  -------  -------  -------  -------

  Total fixed charges
  and preferred stock
  dividends            $  5,928 $  5,623 $  8,383 $ 20,976 $ 21,767 $ 16,650 $ 15,921

                        =======  =======  =======  =======  =======  =======  =======

Ratio of earnings to
combined fixed charges
and preferred stock
dividends                  35.9x    32.5x    21.0x    10.2x    10.0x     9.3x    11.2x


                                                                 Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-89149) and related Prospectus of Cooper Tire & Rubber Company for the registration of securities not to exceed an initial public offering price of $1,200,000,000 and to the incorporation by reference therein of our reports (a) dated February 9, 1999, with respect to the consolidated financial statements and schedule of Cooper Tire & Rubber Company included in its Annual Report (Form 10-K) and (b) dated May 14, 1999, with respect to the financial statements and schedules of the Cooper Tire & Rubber Company Thrift and Profit Sharing Plan, the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana), the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Auburn), the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay), the Cooper Tire & Rubber Company Pre-Tax Savings Plan (El Dorado), the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Bowling Green - Hose), and the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Bowling Green - Sealing) included in Amendment No. 1 to the Annual Report (Form 10-K/A), both for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                              /S/ Ernst & Young LLP
                              ---------------------
                              ERNST & YOUNG LLP



Toledo, Ohio
November 12, 1999

                                                              Exhibit 23.3


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 22, 1999 and August 23, 1999 included in The Standard Products Company 1999 Form 10-K. It should be noted that we have not audited any financial statements of the company subsequent to June 30, 1999 or performed any audit procedures subsequent to the date of our report.


/S/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP


Detroit, Michigan,
November 11, 1999.